Exhibit 99.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Thomas S. Liston, the Chief Financial Officer, of eFunds Corporation (the “Company”), pursuant to 18 U.S.C. Section 1350, hereby certifies to the best of his knowledge that:

     (i)  the Form 10-Q for the quarter ended March 31, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2003

/s/ Thomas S. Liston

Thomas S. Liston